EXHIBIT 2.1(c)

GUARANTY AGREEMENT (SELLER)

THIS GUARANTY AGREEMENT (this “Guaranty”) is entered into as of February 16, 2018 by American Midstream Partners, LP, a Delaware limited partnership (the “Guarantor”), in favor of DKGP Energy Terminals LLC, a Delaware limited liability company (the “Beneficiary”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the MIPA (as defined below).

W I T N E S S E T H :

WHEREAS, the Beneficiary and AMID Merger LP, a Delaware limited partnership (the “Seller”), have entered into that certain Membership Interest Purchase Agreement dated as of the date hereof (the “MIPA”);

WHEREAS, in order to induce the Beneficiary to enter into the MIPA, the Guarantor is willing to agree, subject to the terms and conditions of this Guaranty, to guarantee the payment and performance of all obligations and liabilities (including, without limitation, payment of all amounts payable by the Seller under the Transaction Documents and the performance of all of the Seller’s covenants and obligations set forth in the Transaction Documents) of the Seller now existing or hereafter arising under the MIPA or any of the other Transaction Documents (collectively, the “Guaranteed Obligations”); and

WHEREAS, the Guarantor will directly or indirectly benefit from the entry into the MIPA and the other Transaction Documents and the consummation of the transactions contemplated thereby by the Seller.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Representations, Warranties and Covenants. The Guarantor represents and warrants to the Beneficiary as of the date of this Guaranty, and after giving effect to the consummation of the transactions contemplated by the MIPA on the Closing Date:

(a) The Guarantor (i) is duly organized, validly existing and in good standing (or equivalent) under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, (iii) is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and (iv) has all requisite corporate, partnership, trust or limited liability power and authority, as the case may be, to own, operate and encumber its property and to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted.

(b) The Guarantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Guaranty. This Guaranty has been duly executed and delivered by the Guarantor’s duly authorized officers, and each such document constitutes the legal, valid and binding obligation of the Guarantor that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) The execution, delivery and performance by the Guarantor of this Guaranty, in accordance with its respective terms and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any approval of a Governmental Authority or violate any applicable Law relating to the Guarantor, (ii) conflict with, result in a breach of or constitute a default under the Certificate of Limited Partnership, Fifth Amended and Restated Agreement of Limited Partnership, as amended to date, or other organizational documents of the Guarantor, (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Guarantor is a party or by which any of its properties may be bound or any Governmental Authority approval relating to the Guarantor, (iv) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any property now owned or hereafter acquired by the Guarantor or any subsidiary thereof or (v) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of the Guarantor or any subsidiary thereof is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

(d) The Guarantor (i) has all Governmental Authority approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Authority approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties, (iii) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under applicable Law and (iv) has not received any indication or notice of investigation, inquiry or non-compliance from any Governmental Authority.

SECTION 2. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment and performance when due of the Guaranteed Obligations. Upon the failure by the Seller to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, the Guarantor agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the MIPA or the relevant other Transaction Documents, as the case may be. The Guarantor hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

SECTION 3. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(ii) any modification or amendment of or supplement to the MIPA;

(iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Seller or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Seller or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Seller or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Seller, any other guarantor of any of the Guaranteed Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Seller or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Transaction Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Seller or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

(vii) the election by, or on behalf of, the Beneficiary, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (together with any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(viii) any borrowing or grant of a security interest by the Seller, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(ix) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Beneficiary for repayment of all or any part of the Guaranteed Obligations;

(x) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(xi) any other act or omission to act or delay of any kind by the Seller, any other guarantor of the Guaranteed Obligations, the Beneficiary or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

SECTION 4. Termination; Reinstatement In Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until the earliest of (i) the termination of the MIPA in accordance with the terms thereof and the expiration of the obligations of the Seller thereunder that survive termination; provided, however, that if a claim or demand has been made prior to such termination and expiration of obligations that survive termination by the Beneficiary against the Guarantor or any of its Affiliates, or against the Seller under the MIPA, then this Guaranty shall remain in full force and effect until such claim or demand has been finally resolved, (ii) the satisfaction of the Guaranteed Obligations and (iii) the date that is the ten-year anniversary of the date hereof (such time the “Termination Date”) at which time, subject to all the foregoing conditions, the guarantees made hereunder shall be terminated. In connection with the foregoing, the Beneficiary shall execute and deliver to the Guarantor or the Guarantor’s designee, at the Guarantor’s expense, any documents or instruments which the Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 5. General Waivers; Additional Waivers.

(a) General Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Transaction Documents, as well as any requirement that at any time any action be taken by any Person against the Seller or any other Person.

(b) Additional Waivers. Notwithstanding anything herein to the contrary, the Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:

(i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

(ii) (A) notice of the creation or existence of any Guaranteed Obligations; (B) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor’s right to make inquiry of the Beneficiary to ascertain the amount of the Guaranteed Obligations at any reasonable time; (C) notice of any adverse change in the financial condition of the Seller or of any other fact that might increase the Guarantor’s risk hereunder; (D) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Transaction Documents; (E) notice of any default; and (F) all other notices (except if such notice is specifically required to be given to the Guarantor hereunder) and demands to which the Guarantor might otherwise be entitled;

(iii) its right, if any, to require the Beneficiary to institute suit against, or to exhaust any rights and remedies which the Beneficiary has or may have against, any third party;

(iv) (A) any rights to assert against the Beneficiary, any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against any other party liable to the Beneficiary; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense the Guarantor has to performance hereunder, and any right the Guarantor has to be exonerated, arising by reason of: the alteration by the Beneficiary of the Guaranteed Obligations or the acceptance by the Beneficiary of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor’s liability hereunder; and

(v) any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by the Beneficiary; or (B) any election by the Beneficiary under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantor.

SECTION 6. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a) Subordination of Subrogation. Until the Termination Date, the Guarantor (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Beneficiary now has or may hereafter have against the Seller, any endorser or any guarantor of all or any part of the secured obligations or any other Person, and, until such time, the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Beneficiary to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Seller to the Beneficiary. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Termination Date and (B) waives any and all defenses available to a surety, guarantor or accommodation co-Person until the Termination Date. The Guarantor acknowledges and agrees that this subordination is intended to benefit the Beneficiary and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Beneficiary and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6.

(b) Subordination of Intercompany Indebtedness. The Guarantor agrees that any and all claims of the Guarantor against the Seller with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser of all or any part of the Guaranteed Obligations or against any of their respective properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all of the Guaranteed Obligations (other than contingent indemnification obligations that have not yet arisen). Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Seller, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Seller shall be and are subordinated to the rights of the Beneficiary in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnification obligations that have not yet arisen) shall have been fully paid and satisfied and all financing arrangements pursuant to any Transaction Document have been terminated. If all or any part of the assets of the Seller, or the proceeds thereof, are subject to any distribution, division or application to the creditors of the Seller, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of the Seller is dissolved or if substantially all of the assets of the Seller are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness the Seller to the Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Beneficiary for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnification obligations that have not yet arisen) shall have first been fully paid and satisfied. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnification obligations that have not yet arisen), the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Beneficiary and shall forthwith deliver the same to the Beneficiary, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations (other than contingent indemnification obligations that have not yet arisen), due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Beneficiary. If the Guarantor fails to make any such endorsement or assignment to the Beneficiary, the Beneficiary or any of its officers or employees is irrevocably authorized to make the same. The Guarantor agrees that until the Termination Date, the Guarantor will not assign or transfer to any Person (other than the Beneficiary) any claim that the Guarantor has or may have against the Seller.

SECTION 7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Seller under the Transaction Documents is stayed upon the insolvency, bankruptcy or reorganization of the Seller or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Transaction Documents shall nonetheless be payable by the Guarantor not a party to such insolvency, bankruptcy or reorganization hereunder forthwith on demand by the Beneficiary.

SECTION 8. Notices. All notices, requests, instructions, claims, demands and other communications required or permitted to be given hereunder shall be in the manner prescribed in Section 11.10 of the MIPA with respect to the Beneficiary at its notice address therein and, with respect to the Guarantor, in the care of the Seller at the address of the Seller set forth in the MIPA, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 11.10 of the MIPA.

SECTION 9. No Waivers. Except as otherwise expressly provided in this Guaranty, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by the Beneficiary, and no course of dealing between the Beneficiary and the Guarantor, shall constitute a waiver of any such right, power or remedy. No waiver by the Beneficiary of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

SECTION 10. Successors and Assigns. This Guaranty is solely for the benefit of (a) the Beneficiary (and its successors and permitted assigns), with respect to the obligations of the Guarantor under this Guaranty; and (b) the Guarantor (and its successors and permitted assigns), with respect to the obligations of the Beneficiary under this Guaranty. This Guaranty shall not be assigned, by operation of Law or otherwise, by a party hereto, without the prior written consent of the other party hereto, except that if the MIPA is assigned to the Alternate Buyer pursuant to Section 11.2(b) thereof, the Alternate Buyer shall be substituted as the Beneficiary hereunder and the Guarantor shall execute such instruments, including a copy of this Guarantee, as the Alternate Buyer may reasonably request to evidence such substitution. Any attempted assignment in violation of this Section 10 shall be void and without effect.

SECTION 11. Amendments. This Guaranty may be amended, modified or supplemented at any time by the Guarantor and the Beneficiary, pursuant to an instrument in writing signed by the Guarantor and the Beneficiary.

SECTION 12. GOVERNING LAW. THIS GUARANTY AND THE LEGAL RELATIONS BETWEEN THE BENEFICIARY AND THE GUARANTOR AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

SECTION 13. Exclusive Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Texas or of the United States of America sitting in the Southern District of Texas, in each case located in the County of Harris, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Guaranty or any agreements contemplated hereby for any reason other than the failure to serve process in accordance with this Section 13, and irrevocably waive the defense of an inconvenient forum or an improper venue to the maintenance of any such Proceeding. Any service of process to be made in such Proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 11.10 of the MIPA. The consents to jurisdiction set forth in this Section 13 shall not constitute general consents to service of process in the State of Texas and shall have no effect for any purpose except as provided in this Section 13 and shall not be deemed to confer rights on any Person other than the parties. The parties agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

SECTION 14. WAIVER OF JURY TRIAL.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY AGREEMENTS CONTEMPLATED HEREBY. THE PARTIES ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) If there are any Proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby, after the entry of a final written non-appealable order and if one party has prevailed in the dispute, that party shall be entitled to recover from the other party all court costs, fees and expenses relating to such Proceeding, including reasonable attorneys’ fees that are specifically included in such court award.

SECTION 15. Expenses of Enforcement, Etc. Subject to the terms of the MIPA, after the occurrence and during the continuance of a breach, the Beneficiary shall have the right to commence, enforcement proceedings with respect to the Guaranteed Obligations. The Guarantor agrees to reimburse the Beneficiary for any costs and out of pocket expenses incurred by the Beneficiary (including the fees, charges and disbursements of any counsel or advisor (financial or otherwise) for the Beneficiary), in connection with the enforcement (including, without limitation, costs and expenses incurred in connection with the collection of any of the amounts due under this Guaranty) or protection of its rights (A) in connection with this Guaranty, including its rights under this Section 15, or (B) in connection with the payments made under the MIPA, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such payments. The Beneficiary agrees to distribute payments received from the Guarantor hereunder in accordance with the terms of the MIPA.

SECTION 16. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), the Beneficiary and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Beneficiary, or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing under this Guaranty to the Beneficiary or any of its respective Affiliates, irrespective of whether or not the Beneficiary or any its Affiliate shall have made any demand under this Guaranty and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of the Beneficiary or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Beneficiary under this Section 16 are in addition to other rights and remedies (including other rights of setoff) which the Beneficiary may have. The Beneficiary agrees to notify the Guarantor promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 17. Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Seller and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that the Beneficiary shall have no duty to advise the Guarantor of information known to the Beneficiary regarding such condition or any such circumstances. In the event the Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the Beneficiary shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Beneficiary, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

SECTION 18. Severability. The provisions of this Guaranty shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Guaranty, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Guaranty and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 19. ENTIRE AGREEMENT. THIS GUARANTY CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING BOTH WRITTEN AND ORAL AMONG THE BENEFICIARY AND THE GUARANTOR WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES OTHER PRIOR AGREEMENTS AND UNDERSTANDINGS BOTH WRITTEN AN ORAL AMONG THE BENEFICIARY AND THE GUARANTOR WITH RESPECT TO THE SUBJECT MATTER HEREOF.

SECTION 20. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

SECTION 21. Counterparts. This Guaranty may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Guaranty transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the date first above written.

GUARANTOR:

AMERICAN MIDSTREAM PARTNERS, LP

By:	/s/ Lynn L. Bourdon III
Name:	Lynn L. Bourdon III
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Signature Page to

Guaranty Agreement

Acknowledged and Agreed to:

DKGP ENERGY TERMINALS LLC, as Beneficiary

By:	/s/ Alan Moret
Name:	Alan Moret
Title:	Co-Managing Director

By:	/s/ George P. Simpkins
Name:	George P. Simpkins
Title:	Co-Managing Director

Signature Page to

Guaranty Agreement